                                  Exhibit 99.1
                                  ------------

                            SUNSHINE PCS CORPORATION
                    ANNOUNCES EXTENSION OF RIGHTS OFFERING TO
                   5:00 P.M. NEW YORK CITY TIME ON MAY 3, 2002

NEW YORK,  New York,  April 2, 2002 -  Sunshine  PCS  Corporation  (OTC:  SUNPA)
announced today that the expiration time and date of its rights offering,  which was 5:00 p.m.  New York City time on April 5, 2002,  has been  extended  to 5:00
p.m. New York City time on May 3, 2002.

The  rights  offering  is being  made  solely by means of the  prospectus  dated
February 12, 2002, which has been delivered to Sunshine stockholders. This press release shall not constitute an offer to sell or the solicitation of an offer to buy,  nor  shall  there be any sale of these  securities  in any  state or other jurisdiction  in which such offer,  solicitation or sale would be unlawful prior to registration or qualification  under the securities laws of any such state of other jurisdiction.

Contact:    Karen E. Johnson
            Chairman
            (646) 336-1718